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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2004                      SEC FILE NO. 333-111516
===================================================================================================================

                                                   UNITED STATES
                                         SECURITIES AND EXCHANGE COMMISSION
                                               WASHINGTON, D.C. 20549

                                                     ----------

                                                  AMENDMENT NO. 2
                                                         TO
                                                      FORM F-4

                                            REGISTRATION STATEMENT UNDER
                                             THE SECURITIES ACT OF 1933

                                                     ----------

                                              KINROSS GOLD CORPORATION
                               (Exact name of registrant as specified in its charter)

         ONTARIO, CANADA                                 1041                                     650430083
(State or other jurisdiction of              (Primary Standard Industrial                       (IRS Employer
incorporation or organization)               Classification Code Number)                      Identification No.)

                                    52ND FLOOR SCOTIA PLAZA, 40 KING STREET WEST
                                   TORONTO, ONTARIO CANADA M5H 3Y2 (416) 365-5123
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                     JOHN IVANY
                                    52ND FLOOR SCOTIA PLAZA, 40 KING STREET WEST
                                   TORONTO, ONTARIO CANADA M5H 3Y2 (416) 365-5123
        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                     COPIES TO:

              KEITH L. POPE, ESQ.                                               JOHN J. HALLE, ESQ.
              PARR WADDOUPS BROWN GEE & LOVELESS                                CHRISTOPHER J. VOSS, ESQ.
              185 SOUTH STATE STREET, SUITE 1300                                STOEL RIVES LLP
              SALT LAKE CITY, UTAH  84111-1537                                  3600 ONE UNION SQUARE
              TELEPHONE:(801) 532-7840                                          600 UNIVERSITY STREET
              TELECOPY: (801) 532-7750                                          SEATTLE, WASHINGTON  98101
                                                                                TELEPHONE: (206) 624-0900
                                                                                TELECOPY: (206) 386-7500

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement and the completion of the merger between Crown Merger Corporation, a wholly-owned subsidiary of
Kinross Gold Corporation, and Crown Resources Corporation.

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. |_|

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for
the same offering. |_|

                                              CALCULATION OF REGISTRATION FEE
========================================= ================== ===================== ==================== ============
          Title of Each Class                  Amount          Proposed Maximum     Proposed Maximum     Amount of
             of Securities                      to be           Offering Price          Aggregate       Registration
            to be Registered                Registered(1)        Per Share(2)       Offering Price(2)     Fee(2)
----------------------------------------- ------------------ --------------------- -------------------- ------------

Common Shares, no par value                  14,441,460             $7.798           $  112,614,612       $9,111
----------------------------------------- ------------------ --------------------- -------------------- ------------

========================================= ================== ===================== ==================== ============

(1)    Based on (i) (a) 20,488,101 shares of common stock, par value $0.01 per share, of Crown Resources Corporation
       ("Crown") outstanding as of December 9, 2003, (b) convertible debt, convertible into 12,329,527 shares of Crown common stock as of December 9, 2003, (c) warrants to acquire up to 13,413,333 shares of Crown common stock as of
       December 9, 2003, and (d) options to acquire 3,379,000 shares of Crown common stock as of December 9, 2003; and (ii)
       an exchange ratio of 0.2911 Kinross Gold Corporation common shares for each share of Crown common stock pursuant to the merger described herein.
(2)    Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the aggregate market value of the approximate number of shares of Crown common stock to be converted in the merger (calculated as set forth in note (1)
       above) based upon a market value of $2.27 per share of Crown common stock, the average of the bid and asked price per share of Crown common stock on the OTC Bulletin Board on December 22, 2003.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS
EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR
UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
8(A), MAY DETERMINE.
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       This Amendment No. 2 to Form F-4 registration statement is being filed for the sole purpose of including the consent from M. Sharratt to being named as a qualified person in the Proxy Statement/Prospectus included in this registration statement. This consent is included as Exhibit 23.10 to this registration statement.

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

--------------------------------------------------------------------------------

               ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------

       Under the Business Corporations Act (Ontario), a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or such other corporation, if: (1) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds to believe that his or her conduct was lawful. Any such person is entitled to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set out in (1) and (2) above. A corporation may, with the approval of a court, also indemnify any such person in respect of an action by or on behalf of the corporation or such other corporation to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or officer of the corporation or such other corporation, if he or she fulfills the conditions set out in (1) and (2) above. Kinross' bylaws require Kinross to indemnify the persons permitted to be indemnified by the provisions of the Business Corporations Act (Ontario) summarized above and every other person who properly incurred any liability on behalf of Kinross or acted at Kinross' request.

       Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, Kinross has been informed that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable. (See "ITEM 22. UNDERTAKINGS.")

--------------------------------------------------------------------------------

               ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

--------------------------------------------------------------------------------

       (a) Copies of the following documents are included as exhibits to this Registration Statement, pursuant to Item 601 of Regulation S-K.

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                    SEC
  Exhibit        Reference
     No.             No.                          Title of Document                                Location
------------    ------------     -----------------------------------------------------    ----------------------------

ITEM 2   PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION, OR SUCCESSION
----------------------------------------------------------------------------------------------------------------------
2.1             (2)              Acquisition Agreement and Plan of Merger, dated as       Previously Filed
                                 of November 20, 2003, as amended April 7, 2004,
                                 among Kinross, Crown Merger, and Crown (included as
                                 Appendix A to the Proxy Statement/Prospectus
                                 included as part of this registration statement)

ITEM 3   ARTICLES OF INCORPORATION, BYLAWS
----------------------------------------------------------------------------------------------------------------------
3.1             (3)              Articles of Amalgamation dated December 31, 2000
                                 (incorporated by reference to Exhibit 3.1 to the
                                 Registration Statement on Form 8-A filed on January
                                 31, 2001 by Kinross (File No. 001-13382))
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                                      II-1
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3.2             (3)              Articles of Amendment dated January 31, 2003             Previously Filed

3.3             (3)              Bylaws (incorporated by reference to Exhibit 3.2 to
                                 the Registration Statement on Form 8-A filed on
                                 January 31, 2001 by Kinross (File No. 001-13382))

ITEM 4   INSTRUMENTS DEFINING THE RIGHTS OF HOLDERS, INCLUDING INDENTURES
----------------------------------------------------------------------------------------------------------------------
4.1             (4)              Specimen certificate for Kinross common shares
                                 (incorporated by reference to Exhibit 3 to the
                                 Registration Statement on Form 8-A12B filed on
                                 January 29, 2003 by Kinross (File No. 001-13382))

4.2             (4)              Warrant Indenture by and between Kinross and
                                 Computershare Trust Company of Canada dated as of
                                 December 5, 2002 (incorporated by reference to
                                 Exhibit 4.32 to the Registration Statement on Form
                                 F-10 filed on January 23, 2003 by Kinross (File No.
                                 333-102660))

ITEM 5   OPINION RE: LEGALITY
----------------------------------------------------------------------------------------------------------------------
5.1             (5)              Opinion of Cassels Brock & Blackwell LLP, regarding      Previous Filed
                                 legality of common stock

ITEM 8   OPINION RE: TAX MATTERS
----------------------------------------------------------------------------------------------------------------------
8.1             (8)              Opinion of Parr Waddoups Brown Gee & Loveless, A         Previously Filed
                                 Professional Corporation, regarding certain United
                                 States federal income tax matters

8.2             (8)              Opinion of Cassels, Brock & Blackwell LLP,               Previously Filed
                                 regarding certain Canadian federal tax matters
                                 (included in Exhibit 5.1)

ITEM 10  MATERIAL CONTRACTS
----------------------------------------------------------------------------------------------------------------------
10.1            (10)             Credit Agreement, dated as of February 1, 2003,          Previous Filed
                                 among Kinross, Kinross Gold U.S.A., Inc., Fairbanks
                                 Gold Mining, Inc. and Round Mountain Gold
                                 Corporation, as borrowers, The Bank of Nova Scotia,
                                 as co-lead arranger and administrative agent,
                                 Societe Generale, as co-lead arranger and
                                 syndication agent, and the several lenders from
                                 time to time parties thereto

10.2            (10)             Form of Indemnity Agreement for officers and             Previous Filed
                                 directors

10.3            (10)             Form of Severance Agreement between Kinross and          Previous Filed
                                 each of Robert M. Buchan and Scott A. Caldwell
                                 dated May 1,2000

10.4            (10)             Form of Severance Agreement between Kinross and          Previous Filed
                                 each of Brian W. Penny, John W. Ivany, Jerry W.
                                 Danni, Christopher T. Hill, Gordon A. McCreary,
                                 Shelley M. Riley, Allan D. Schoening, Ronald W.
                                 Stewart, and Alan Edwards

10.5            (10)             Kinross Gold Corporation Share Incentive Plan, May
                                 4, 1995, as amended as of May 8, 1996, further
                                 amended as of May 1, 1997, May 28, 1998, May 1,
                                 2000 and July 28, 2000 (incorporated by reference
                                 to Exhibit 4.3 to the Registration Statement on
                                 Form S-8 filed on September 29, 2000 by Kinross
                                 (File No. 333-12662))
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                                      II-2
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10.6            (10)             Kinross Gold Corporation Restricted Share Plan
                                 (incorporated by reference to Exhibit 99.1 to the
                                 Registration Statement on Form S-8 filed on
                                 July 19, 2001 by Kinross (File No. 333-13744))

10.7            (10)             Combination Agreement, dated June 10, 2002 among
                                 Kinross, TVX and Echo Bay (incorporated by reference to Exhibit A to the Definitive Proxy
                                 Statement on Schedule 14A filed on December 24,
                                 2002 by Echo Bay (File No. 001-08542))

10.8            (10)             Amending Agreement to Combination Agreement, dated
                                 July 12, 2002 among Kinross, TVX and Echo Bay
                                 (incorporated by reference to Exhibit A to the
                                 Definitive Proxy Statement on Schedule 14A filed on
                                 December 24, 2002 by Echo Bay (File No. 001-08542))

10.9            (10)             Amending Agreement to Combination Agreement, dated
                                 November 19, 2002 among Kinross, TVX and Echo Bay
                                 (incorporated by reference to Exhibit A to the
                                 Definitive Proxy Statement on Schedule 14A filed on
                                 December 24, 2002 by Echo Bay (File No. 001-08542))

10.10           (10)             Kinross Gold Corporation Deferred Share Unit Plan,       Previous Filed
                                 dated September 30, 2003

ITEM 21  SUBSIDIARIES OF THE REGISTRANT
----------------------------------------------------------------------------------------------------------------------
21.1            (21)             Subsidiaries of Kinross                                  Previous Filed

ITEM 23  CONSENT OF EXPERTS AND COUNSEL
----------------------------------------------------------------------------------------------------------------------
23.1            (23)             Consent of Cassels Brock & Blackwell LLP (included       Previous Filed
                                 in Exhibit 5.1)

23.2            (23)             Consent of Parr Waddoups Brown Gee & Loveless, A         Previous Filed
                                 Professional Corporation(included in Exhibit 8.1)

23.3            (23)             Consent of Deloitte & Touche LLP, independent            Previous Filed
                                 chartered accountants for Kinross

23.4            (23)             Consent of Deloitte & Touche LLP, independent            Previous Filed
                                 chartered accountants for Crown

23.5            (23)             Consent of PriceWaterhouseCoopers LLP, independent       Previous Filed
                                 chartered accountants for TVX

23.6            (23)             Consent of Ernst & Young LLP, independent chartered      Previous Filed
                                 accountants for Echo Bay

23.7            (23)             Consent of Rod Cooper to being named as a qualified      Previous Filed
                                 person

23.8            (23)             Consent of A. Still to being named as a qualified        Previous Filed
                                 person

23.9            (23)             Consent of A. Cheatle to being named as a qualified      Previous Filed
                                 person

23.10           (23)             Consent of M. Sharrat to being named as a qualified      This Filing
                                 person

23.11           (23)             Consent of J. Ochoa to being named as a qualified        Previous Filed
                                 person
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23.12           (23)             Consent of W. Yamaoka to being named as a qualified      Previous Filed
                                 person

23.13           (23)             Consent of Mike Michaud to being named as an expert      Previous Filed

23.14           (23)             Consent of Steffen Robertson and Kirsten to being        Previous Filed
                                 named as an expert

ITEM 24  POWER OF ATTORNEY
----------------------------------------------------------------------------------------------------------------------
24.1            (24)             Power of Attorney (contained in the signature pages      Previous Filed
                                 of this registration statement on Form F-4)

ITEM 99  ADDITIONAL EXHIBITS
----------------------------------------------------------------------------------------------------------------------
99.1            (99)             Form of Proxy Card of Crown                              Previous Filed

99.2            (99)             Stockholder and Voting Agreement, dated as of            Previous Filed
                                 November 20, 2003, among Kinross, Zoloto,
                                 Solitario, Christopher E. Herald, Mark E. Jones,
                                 III, Brian Labadie, James R. Maronick, and Steven
                                 A. Webster

99.3            (99)             Toll Milling Agreement, dated as of November 11,         Previous Filed
                                 2003, between Echo Bay Minerals and Crown

99.4            (99)             Distribution Agreement, dated as of November 20,         Previous Filed
                                 2003, among Solitario, Crown, and Kinross

* To be filed

       (b)    All financial statement schedules are omitted because they are not applicable or because the required information is contained in the Consolidated Financial Statements or the Notes thereto.

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                              ITEM 22. UNDERTAKINGS
--------------------------------------------------------------------------------


       The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a

                                      II-4
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director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.






                                      II-5
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--------------------------------------------------------------------------------

                                   SIGNATURES

--------------------------------------------------------------------------------

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 26th day of April, 2004.

                                KINROSS GOLD CORPORATION
                                (Registrant)


                                By: /s/ Brian W. Penny
                                    -------------------------------------------
                                    Brian W. Penny, Chief Financial Officer
                                    and Vice President Finance


                                By: /s/ Scott W. Loveless
                                    -------------------------------------------
                                    Scott W. Loveless, Authorized Representative
                                    in the United States

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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Robert M. Buchan
(Chief Executive Officer and President) and Director

Brian W. Penny, Chief Financial Officer and
Vice President Finance
(Principal Financial and Accounting Officer)

John A. Brough, Director

Scott A. Caldwell, Director

Arthur H. Ditto, Director
                                                             By: /s/ Brian W. Penny
                                                                 ------------------------------------
Richard S. Hallisey, Director                                    Brian W. Penny, Attorney-in-Fact
                                                             Dated: April 26, 2004
John M.H. Huxley, Director

John A. Keyes, Director

George F. Michals, Director

Cameron A. Mingay, Director

John E. Oliver, Director
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